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                                                                   EXHIBIT 10.19


                            SUBORDINATION AGREEMENT

DATED: February 25, 2000
       ------------------------

TO:    Transcap Trade Finance
       900 N. Skokie Blvd.
       Northbrook, IL 60062

Gentlemen:

     To induce you to grant financial assistance to BAY AREA MULTIMEDIA, INC., a California corporation ("Borrower"), under that certain Master Purchase Order Assignment Agreement of even date herewith, Borrower and Ray Musci (the "Creditor"), to whom Borrower is now indebted in the sum of One Million Dollars ($1,000,000), and who will be benefited by the granting of such financial assistance to Borrower, hereby agree with each other and with you as follows:

     1. All existing indebtedness, as well as all future indebtedness, of Borrower to Creditor, including principal, interest accrued and to accrue thereon, costs and attorneys' fees recovered thereon in case Creditor shall be obligated at any time to bring suit thereon, or any part thereof, is and shall be subordinated to all existing, as well as all future indebtedness of Borrower to you, including principal, interest accrued and to accrue thereon, and costs and attorneys' fees recovered thereon, in case you are obligated at any time to bring suit thereon, all such indebtedness of Borrower to you to be at all times superior in right to all such indebtedness of Borrower to Creditor.

     2. Borrower will not, at any time when such indebtedness is owing to you, make any payment upon any such indebtedness owing to Creditor, or make any distribution to Creditor in any form whatsoever, except upon your prior written consent. If any distribution is made to Creditor in any form whatsoever in violation of the terms of this agreement, Creditor shall receive the same in trust for your benefit and shall forthwith remit it to you in the form received together with such documents as may be necessary to effectively transfer the same to you.

     3. At your request, Creditor shall exhibit to you any original promissory note or other original evidence of the indebtedness or any part thereof marked with a conspicuous legend which reads substantially as follows:

     "This instrument is subordinated to certain present or future obligations owing from the maker to Transcap Trade Finance and its assigns."

     4. If Borrower shall make a general assignment for the benefit of creditors or if any proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for Borrower or any part of Borrower's assets shall be commenced by or against Borrower, this agreement shall remain in full force and effect and shall constitute an assignment by Creditor to you of any dividends


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or other amounts payable to Creditor from assets of Borrower, provided, that any excess of such dividends or other amounts after payment in full of Borrower's indebtedness to you shall be paid to Creditor.

     5. Nothing in this agreement shall be construed as requiring you to grant any financial assistance or as limiting or precluding you from the exercise of your own judgment and discretion as to amount and time of payment in extending accommodations to Borrower, and Creditor hereby consents to and waives notice of any extension or renewal by you of Borrower's obligations to you.

     6. This agreement shall remain in full force and effect until all of Borrower's obligations to you have been fully satisfied.

     7. This agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties hereto, and the aforesaid covenants of Borrower and Creditor respecting subordination of the claim or claims of Creditor in your favor shall extend to, include and be enforceable by any transferee or endorsee to whom you may transfer any claim or claims to which this subordination agreement shall apply.

     8. This agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     9. This agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

BAY AREA MULTIMEDIA, INC.


By:   /s/ RAY MUSCI
      ------------------------------
      Ray Musci, President


      /s/ RAY MUSCI
      ------------------------------
      Ray Musci, individually


Accepted and agreed to this
25 day of February, 2000.

TRANSCAP TRADE FINANCE

By:   /s/ John A. Maselli
      ------------------------------

Name: John A. Maselli
      ------------------------------

TITLE: Senior Credit Manager
       Transcap Associates, Inc. G.P.
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